Media Contact:    Libby Hutchinson
                  1-800-228-9268
                  (206) 461-2484

Investor Contacts:JoAnn DeGrande
                  (206) 461-3186
                  Ruthanne King                                    July 18, 2000
                  (206) 461-6421                           FOR IMMEDIATE RELEASE

            WASHINGTON MUTUAL ANNOUNCES RECORD SECOND-QUARTER EARNINGS;
                    BOARD OF DIRECTORS INCREASES CASH DIVIDEND

      SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced record second-quarter earnings of $490.8 million or 92 cents per diluted share, up from second-quarter 1999 earnings of $452.7 million or 78 cents per share. Earnings per share on a year-to-date basis were $1.75 for the first six months of 2000 versus $1.54 for the same period in 1999.

      Highlights of the recent quarter included:
o     a return on average common equity of 22.97 percent;
o $80.7 million gain resulting from the sale of $8.45 billion of loans, which included $7.27 billion of seasoned residential loans;
o an efficiency ratio, excluding amortization of intangible assets, of 46.99 percent;
o     record  total  loan  volume  of  $17.95  billion,   which  included  on  a
      year-over-year-basis, a 38 percent increase in residential adjustable-rate mortgage loan originations and an 82 percent increase in second mortgage and other consumer loans generated by the company's banking subsidiaries;
o a 32 percent increase in depositor and other retail banking fees, year over year; and
o     net growth of more than 133,000 retail checking accounts.

     Based on the company's second-quarter performance, the board of directors declared a cash dividend on the common stock of 29 cents per share, an increase from the previous quarter's cash dividend of 28 cents per share. Dividends on the common stock are payable August 15, 2000 to shareholders of record as of July 31, 2000.

                                    - more -

      "The strength of Washington Mutual's core operations was evident in our second-quarter performance," said Kerry Killinger, the company's chairman, president and CEO. "Loan volume was even stronger than in last year's second quarter despite a much more challenging interest rate environment. Our efforts to significantly increase noninterest income continued to produce excellent results and we continued to effectively manage expenses. All in all, it was a very good quarter in a tough operating environment."

SECOND-QUARTER RESULTS

      Second-quarter 1999 results do not reflect the operations of Long Beach Mortgage, which was acquired in a purchase transaction on Oct. 1 of last year.

NET INTEREST AND NONINTEREST INCOME

      Higher short-term interest rates and controlled growth of the balance sheet produced net interest income of $1.09 billion versus $1.15 billion a year earlier. Killinger noted that rising rates continued to place pressure on the margin during the second quarter and will continue to do so in the third quarter. The spread during the quarter was 2.30 percent, compared with 2.58 percent for the same period last year. The margin was 2.43 percent in the most recent quarter versus 2.74 percent for second quarter 1999. The spread benefited during the quarter from a special dividend of $28.2 million paid by the Federal Home Loan Bank of San Francisco.

      Depositor and other retail banking fees were a record $239.8 million, up 32 percent from $182.1 million a year earlier. Helping drive this increase in fee income was the addition of 482,064 net new retail checking accounts over the twelve-month period ending June 30, 2000. During the second quarter, the company added over 133,000 net new retail checking accounts.

      The strong growth in noninterest income was also fueled by a significant increase in securities fees and commissions, which were $83.5 million for the second quarter of 2000, up 20 percent from $69.4 million for the same period one year ago.

      It is the company's strategy to sell the majority of its conforming fixed-rate loan production as it is originated as well as to sell the loans originated through Long Beach Mortgage. Sales of fixed-rate loans and those loans originated through Long Beach were low during the quarter, however. In order to take advantage of the favorable pricing of its stock, the company sold seasoned adjustable-rate mortgage loans. During the quarter, the sale of current and seasoned production totaling $8.45 billion resulted in a gain of $80.7 million, compared with $28.0 million for the second quarter of 1999. The company retained $1.06 billion of securities from these transactions.

                                    - more -

LENDING

      Total loan volume, which includes loans originated by the company, purchased loans and loans originated by correspondents, increased to a record $17.95 billion for the quarter, up 16 percent from $15.47 billion one year ago.

      Single-family residential (SFR) loan volume (excluding residential construction) was $11.61 billion, as compared with $12.15 billion one year ago. Of the second-quarter SFR volume, 88 percent were adjustable-rate mortgages, up from 69 percent for the same period in 1999.

      Killinger noted that the company continues to make good progress toward its five-year plan to remix the balance sheet. Originations and purchases of second mortgage and other consumer, specialty mortgage finance, commercial business, commercial real estate and residential construction loans totaled $6.34 billion for the most recent quarter, up 91 percent over $3.31 billion in the second quarter of 1999.

EFFICIENCY RATIO

      The efficiency ratio (defined as noninterest expense, excluding amortization of intangible assets, as a percentage of net interest income and other income) was 46.99 percent for the most recent quarter compared with 47.95 percent in last year's second quarter.

     Noninterest expense, including expenses associated with Long Beach Mortgage, totaled $775.2 million in the second quarter of 2000, compared with second-quarter 1999's figure of $748.6 million, which included $36.6 million of transaction-related expense but did not include Long Beach expenses.

CREDIT QUALITY

     Total nonperforming assets were $973.6 million at June 30, 2000, down from $988.9 million at March 31, 2000 and represented just 0.52 percent of total assets at the end of the second quarter of 2000.

      The company's provision for loan losses was $44.1 million, versus $42.9 million for the same period in the previous year. Net loan charge-offs for the second quarter were $42.5 million, compared with $59.0 million a year earlier. At June 30, 2000, loan loss reserves totaled $1.01 billion, and represented 126 percent of nonaccrual loans.

                                    - more -

BALANCE SHEET AND CAPITAL MANAGEMENT

      The sale of seasoned loans during the first half of 2000 limited balance sheet growth during the period and enabled the company to deploy excess capital toward the repurchase of its common stock. Consolidated assets at June 30, 2000, were $185.69 billion, compared with $188.61 billion at March 31, 2000 and $186.51 billion at Dec. 31, 1999.

      During the second quarter, the company purchased 15 million shares of its common stock at an average price of $26.94. From April 20, 1999 through June 30, 2000, the company repurchased approximately 66 million shares of stock as part of its previously announced purchase programs totaling 111 million shares. Washington Mutual had approximately 539 million shares outstanding at June 30, 2000.

      Stockholders' equity at June 30, 2000 was $8.55 billion and the capital ratios of Washington Mutual's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

      At June 30, 2000, transaction account balances, including checking, savings and money market deposits, represented 55 percent of total deposits, compared with 54 percent at the end of the second quarter of 1999. The average deposit balance during the second quarter was $80.34 billion, versus $83.92 billion during the second quarter of 1999.

COMPANY UPDATES

     oBased on the favorable customer acceptance and strong initial results of its project "Occasio" in Las Vegas, the company recently announced plans to open 40 financial stores (branches) in the greater Phoenix area beginning in the first quarter of 2001. Occasio stores combine banking and customer service with a retail experience and environment more reminiscent of The Gap or Starbucks than a typical bank branch.

Results from the initial five Southern Nevada financial stores have surpassed the company's expectations. In the first few months of operation, the stores have generated twice as many checking account openings and three times the dollar volume of deposits as the average for previous new Washington Mutual branches.

      The Occasio concept, which was 18 months in development, was driven by extensive customer research and testing. The end result is an emotionally appealing retail environment that offers broad services to maximize customer choice and streamlined processes that make banking quick and easy.

                                    - more -

     o On May 8, the company's Mortgage Banking Group announced partnerships with two electronic mortgage origination companies, GHR Systems, Inc., and Framework, Inc., to develop an industry-leading mortgage origination and decisioning platform known as "Optis."

     Project Optis, derived from the Latin word optimus, meaning "best," and options, implying the power of freedom of choice, will enable increased originations and operating efficiency for the company, and improved service, flexibility and access for borrowers, brokers, realtors and correspondents.

     The end-to-end origination system will service all Washington Mutual distribution channels, including retail, wholesale, and correspondent mortgage lending, and the company's mortgage origination web site, www.wamumortgage.com.

     o In June, Washington Mutual's Financial Services Group launched an innovative suite of web sites at its new online destination, www.Invest1to1.com. The sites provide online financial planning, stock trading and research, and investment information for the mutual fund family known as the WM Group of Funds.

     Invest1to1.com features personalized and custom content driven by the visitor's demographics and knowledge level. Using the site's online calculators, guests can determine their net worth and establish financial goals. The site also features a financial services "university," offering financial IQ tests, risk questionnaires and a comprehensive investing and financial glossary. Future developments at the site will include proprietary asset allocation and portfolio analysis tools.

OUTLOOK

       "Our company will continue to execute the business plan that management believes will place Washington Mutual in the top quartile of industry performers," Killinger said. "Although the current interest rate environment presents a near-term challenge, we're confident we are creating shareholder value over time. Value creation can be achieved by continuing to profitably grow all areas of our business, finding ways to effectively deploy capital, further implementing our eBusiness initiatives, keeping a watchful eye on credit quality and continuing to deliver a superior level of service to our customers. Meanwhile, should interest rates stabilize, we would anticipate an even brighter outlook in the months to come."

                                    - more -

      With a history dating back to 1889, Washington Mutual is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At June 30, 2000, Washington
Mutual and its subsidiaries had consolidated assets of $185.69 billion. Washington Mutual currently operates more than 2,000 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

      A live webcast of the company's quarterly earnings conference call will be held on Wednesday, July 19 at 10:30 a.m. Eastern time at www.wamu.com.

                                       # # #

WM - 7

                                                         WASHINGTON MUTUAL, INC.
                                                     CONSOLIDATED STATEMENTS OF INCOME
                                              (dollars in thousands, except per share amounts)
                                                               (unaudited)


                                                                   Quarter Ended                    Six Months Ended
------------------------------------------------------------------------------------------------------------------------
                                                            June 30,    Mar. 31,     June 30,     June 30,    June 30,
                                                               2000        2000         1999         2000        1999
------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Loans                                                    $2,237,514  $2,221,191   $2,013,372   $4,458,705  $4,041,874
  Available-for-sale ("AFS") securities                       702,647     692,244      646,322    1,394,891   1,185,334
  Held-to-maturity ("HTM") securities                         333,187     339,096      258,416      672,283     505,793
  Other interest and dividend income                           88,655      51,115       41,512      139,770      80,739
------------------------------------------------------------------------------------------------------------------------
    Total interest income                                   3,362,003   3,303,646    2,959,622    6,665,649   5,813,740
INTEREST EXPENSE
  Deposits                                                    803,068     787,855      792,694    1,590,923   1,606,321
  Borrowings                                                1,467,044   1,431,081    1,018,220    2,898,125   1,931,516
------------------------------------------------------------------------------------------------------------------------
  Total interest expense                                    2,270,112   2,218,936    1,810,914    4,489,048   3,537,837
------------------------------------------------------------------------------------------------------------------------
      Net interest income                                   1,091,891   1,084,710    1,148,708    2,176,601   2,275,903
Provision for loan losses                                      44,076      41,162       42,857       85,238      84,557
------------------------------------------------------------------------------------------------------------------------
 Net interest income after provision for loan losses        1,047,815   1,043,548    1,105,851    2,091,363   2,191,346
NONINTEREST INCOME
  Depositor and other retail banking fees                     239,773     211,033      182,114      450,806     345,531
  Securities fees and commissions                              83,516      82,573       69,364      166,089     128,886
  Insurance fees and commissions                               10,836      11,479       10,269       22,315      20,939
  Loan servicing income                                        39,134      33,269       23,881       72,403      49,912
  Loan related income                                          29,044      24,021       26,859       53,065      53,406
  Gain on sale of loans                                        80,671      61,228       28,021      141,899      66,383
  Gain (loss) from securities                                  (1,758)    (21,566)         342      (23,324)     (2,351)
  Other income                                                 19,027      21,027       23,268       40,054      53,556
------------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                  500,243     423,064      364,118      923,307     716,262
NONINTEREST EXPENSE
  Compensation and benefits                                   335,480     330,406      302,120      665,886     603,729
  Occupancy and equipment                                     148,080     152,501      137,160      300,581     272,064
  Telecommunications and outsourced information services       77,359      76,927       67,180      154,286     137,244
  Depositor and other retail banking losses                    23,169      25,522       22,642       48,691      47,889
  Transaction-related expense                                       -           -       36,569            -      60,371
  Amortization of goodwill and other intangible assets         27,137      26,746       23,262       53,883      48,635
  Foreclosed asset (income) expense                            (3,777)     (1,395)       1,956       (5,172)      5,750
  Other expense                                               167,755     133,871      157,735      301,626     302,809
------------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                 775,203     744,578      748,624    1,519,781   1,478,491
------------------------------------------------------------------------------------------------------------------------
 Income before income taxes                                   772,855     722,034      721,345    1,494,889   1,429,117
Income taxes                                                  282,093     263,542      268,671      545,635     532,325
------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                   $490,762    $458,492     $452,674     $949,254    $896,792
========================================================================================================================
NET INCOME ATTRIBUTABLE TO COMMON STOCK                      $490,762    $458,492     $452,674     $949,254    $896,792
========================================================================================================================

Net income per common share:
   Basic                                                        $0.92       $0.83        $0.78        $1.75       $1.54
   Diluted                                                       0.92        0.83         0.78         1.75        1.54

WM - 8


                                                         WASHINGTON MUTUAL, INC.
                                                      SELECTED FINANCIAL INFORMATION
                                                          (dollars in thousands)
                                                               (unaudited)


                                                                             Quarter Ended                   Six Months Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       June 30,    Mar. 31,    June 30,    June 30,   June 30,
                                                                          2000        2000        1999        2000       1999
-----------------------------------------------------------------------------------------------------------------------------------
DATA USED TO COMPUTE PER SHARE AMOUNTS
  Net income attributable to basic and diluted common stock            $490,762    $458,492      $452,674     $949,254     $896,792

  Average common shares used to calculate earnings per share:
    Basic                                                           532,327,052 551,787,125   580,214,730  542,057,088  581,072,470
    Common stock equivalents                                          1,172,475     871,533     2,179,938    1,022,004    2,387,996
------------------------------------------------------------------------------------------------------------------------------------
    Diluted                                                         533,499,527 552,658,658   582,394,668  543,079,092  583,460,466

FINANCIAL RATIOS
    Return on average assets                                              1.07%       0.98%          1.05%        1.03%        1.06%
    Return on average common equity                                      22.97       20.64          19.04        21.78        18.91
    Efficiency ratio:
       Including amortization of intangible assets                       48.69       49.38          49.49        49.03        49.41
       Excluding amortization of intangible assets                       46.99       47.61          47.95        47.29        47.79

WEIGHTED AVERAGE INTEREST RATES
  Yield on loans                                                          7.88%       7.64%          7.36%        7.76%        7.40%
  Yield on mortgage-backed securities ("MBS")                             6.90        6.81           6.61         6.85         6.68
  Yield on investment securities                                          8.43        5.88           5.54         7.24         5.55
-----------------------------------------------------------------------------------------------------------------------------------
    Yield on interest-earning assets                                      7.57        7.33           7.07         7.44         7.14

  Cost of deposits                                                        4.02        3.91           3.79         3.97         3.85
  Cost of borrowings                                                      6.35        6.08           5.26         6.21         5.34
------------------------------------------------------------------------------------------------------------------------------------
   Cost of interest-bearing liabilities                                  5.27        5.08           4.49         5.17         4.54

    Net interest spread                                                   2.30        2.25           2.58         2.27         2.60
    Net interest margin                                                   2.43        2.38           2.74         2.41         2.76

AVERAGE BALANCES
  Loans                                                            $113,597,564 $116,289,707 $109,523,390 $114,943,499 $109,400,323
  MBS                                                                59,525,121   60,046,653   54,227,044   59,785,887   50,019,420
  Investment securities                                               4,674,386    4,120,524    3,681,555    4,397,455    3,646,188
------------------------------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                                   177,797,071  180,456,884  167,431,989  179,126,841  163,065,931

  Deposits:
     Checking accounts                                               14,375,905  13,515,496    14,084,977   13,945,700   13,717,228
     Savings accounts and money market deposit accounts("MMDAs")     29,264,717  29,853,950    30,147,595   29,559,334   29,451,511
     Time deposit accounts                                           36,697,784  37,598,504    39,687,533   37,148,144   40,934,433
------------------------------------------------------------------------------------------------------------------------------------
  Total deposits                                                     80,338,406  80,967,950    83,920,105   80,653,178   84,103,172
  Borrowings                                                         92,903,373  94,727,478    77,666,546   93,815,288   72,861,536
------------------------------------------------------------------------------------------------------------------------------------
   Total interest-bearing liabilities                               173,241,779 175,695,428   161,586,651  174,468,466  156,964,708

  Total assets                                                      183,712,586 186,376,917   173,205,859  185,044,732  168,748,350
  Stockholders' equity                                                8,544,297   8,885,473     9,509,791    8,714,885    9,483,253


WM - 9


                                                         WASHINGTON MUTUAL, INC.
                                              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                             (dollars in thousands, except per share amounts)
                                                               (unaudited)


                                                                   June 30, 2000   Dec. 31, 1999  June 30, 1999
---------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and cash  equivalents                                         $2,810,397      $3,040,167     $1,706,954
  Trading securities                                                     35,737          34,660         29,899
  AFS  securities:
      MBS                                                            40,193,874      40,972,653     39,663,120
      Investment securities                                             450,087         411,665        405,992
 HTM  securities:
      MBS                                                            17,888,680      19,263,413     14,145,918
      Investment securities                                             137,414         138,052        138,135
  Loans:
      Loans held in portfolio                                       112,918,396     113,745,650    111,142,106
      Loans held for sale                                             1,746,486         793,504        824,494
      Reserve for loan losses                                        (1,009,728)     (1,041,929)    (1,053,589)
---------------------------------------------------------------------------------------------------------------
        Total loans, net of reserve for loan losses                 113,655,154     113,497,225    110,913,011
  Mortgage servicing rights                                             841,048         643,185        492,619
  Foreclosed assets                                                     172,091         198,961        244,188
  Premises and equipment                                              1,539,702       1,558,649      1,530,636
  Investment in Federal Home Loan Banks ("FHLBs")                     3,151,187       2,916,749      2,419,151
  Goodwill and other intangible assets                                1,134,406       1,199,854        960,091
  Other assets                                                        3,677,413       2,638,397      2,391,700
---------------------------------------------------------------------------------------------------------------
       Total assets                                                $185,687,190    $186,513,630   $175,041,414
===============================================================================================================
LIABILITIES
  Deposits:
     Checking accounts                                             $ 15,021,583    $ 13,489,471   $ 13,546,078
     Savings accounts and MMDAs                                      29,358,141      30,048,378     31,499,804
     Time deposit accounts                                           36,216,624      37,591,919     38,079,432
---------------------------------------------------------------------------------------------------------------
       Total deposits                                                80,596,348      81,129,768     83,125,314
  Federal funds purchased and commercial paper                        1,491,998         866,543      3,448,525
  Securities sold under agreements to repurchase
   ("reverse repurchase agreements")                                 26,745,734      30,162,823     26,286,536
  Advances from FHLBs                                                59,324,779      57,094,053     46,223,504
  Other borrowings                                                    6,780,208       6,203,197      4,894,603
  Other liabilities                                                   2,196,358       2,004,567      2,001,370
---------------------------------------------------------------------------------------------------------------
       Total liabilities                                            177,135,425     177,460,951    165,979,852
STOCKHOLDERS' EQUITY                                                  8,551,765       9,052,679      9,061,562
---------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                  $185,687,190    $186,513,630   $175,041,414
===============================================================================================================

Common shares outstanding at end of period (1)                      538,780,421     571,589,272    582,765,123
Book value per common share                                              $16.23          $16.18         $15.88
Tangible book value per common share                                      14.38           14.32          14.53

Full-time equivalent employees at end of period                          28,255          28,509         28,108

(1) Includes 12 million shares held in escrow that were not included in the book value per share calculations.



                                                         WASHINGTON MUTUAL, INC.
                                                     SELECTED FINANCIAL INFORMATION
                                              (dollars in thousands, except per share amounts)
                                                               (unaudited)


Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations.  It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.

                                                                                 Quarter Ended                    Six Months Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         June 30,     Mar. 31,    June 30,      June 30,   June 30,
                                                                            2000         2000        1999          2000       1999
-----------------------------------------------------------------------------------------------------------------------------------
REPORTED FINANCIAL RESULTS

  Net income                                                            $490,762     $458,492    $452,674      $949,254   $896,792
  Net income per diluted common share                                      $0.92        $0.83       $0.78         $1.75      $1.54

  Financial ratios on reported financial results:
    Return on average assets                                                1.07%        0.98%       1.05%         1.03%      1.06%
    Return on average common equity                                        22.97        20.64       19.04         21.78      18.91
    Efficiency ratio, excluding amortization of intangible assets          46.99        47.61       47.95         47.29      47.79


OPERATING FINANCIAL RESULTS, EXCLUDING TRANSACTION-RELATED EXPENSE

  Reported pretax income                                                $772,855     $722,034    $721,345    $1,494,889 $1,429,117
  Transaction-related expense                                                  -            -      36,569             -     60,371
----------------------------------------------------------------------------------------------------------------------------------
     Adjusted pretax income                                              772,855      722,034     757,914     1,494,889  1,489,488
   Provision for income taxes                                            282,093      263,542     282,291       545,635    554,812
----------------------------------------------------------------------------------------------------------------------------------
     Earnings from operations, excluding transaction-related expense(a) $490,762     $458,492    $475,623      $949,254  $ 934,676
==================================================================================================================================

     Earnings per diluted common share                                     $0.92        $0.83       $0.82         $1.75      $1.60

  Financial ratios on operating financial results:
    Return on average assets                                                1.07%        0.98%       1.10%         1.03%      1.11%
    Return on average common equity                                        22.97        20.64       20.01         21.78      19.71
    Efficiency ratio, excluding amortization of intangible assets          46.99        47.61       45.53         47.29      45.77


EARNINGS FROM OPERATIONS, EXCLUDING TRANSACTION-RELATED EXPENSE AND AMORTIZATION OF INTANGIBLE ASSETS

 (a) Earnings from operations, excluding transaction-related expense    $490,762     $458,492    $475,623      $949,254   $934,676
     Total amortization of intangible assets during the period            27,137       26,746      23,262        53,883     48,635
     Tax benefit (1)                                                       6,275        6,058       4,619        12,333      9,712
----------------------------------------------------------------------------------------------------------------------------------
       Amortization of intangible assets, net of tax                      20,862       20,688      18,643        41,550     38,923
----------------------------------------------------------------------------------------------------------------------------------
     Earnings from operations, excluding transaction-related
       expense and amortization of intangible assets                    $511,624     $479,180    $494,266      $990,804   $973,599
==================================================================================================================================

     Earnings per diluted common share                                     $0.96        $0.87       $0.85         $1.82      $1.67

  Financial ratios on earnings from operations:
    Return on average assets                                                1.11%        1.03%       1.14%         1.07%      1.15%
    Return on average common equity                                        23.95        21.57       20.79         22.74      20.53



(1)  Cash basis calculations exclude intangible assets and the related amortization expense.


WM - 11
                                       WASHINGTON MUTUAL, INC.
                                   SELECTED FINANCIAL INFORMATION
                                            (unaudited)


                                                                           June 30,        Mar. 31,
                                                                              2000            2000
----------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
  Stockholders' equity/total assets                                           4.61%           4.62%
  Stockholders' equity (1)/total assets (1)                                   5.09            5.04
  Estimated risk-based capital (2)                                           11.29           11.45


(1)  Excludes unrealized net loss on available-for-sale securities.
(2) Estimate of what WMI's risk-based capital would be if it were a bank holding company that complies with Federal Reserve capital requirements.


                                                            June 30,       Mar. 31,        June 30,
                                                               2000           2000            1999
----------------------------------------------------------------------------------------------------
RETAIL CHECKING ACCOUNTS (3)
    WMB and WMBfsb                                         1,040,850      1,026,450         966,135
    WMB, FA                                                3,520,385      3,401,775       3,113,036
----------------------------------------------------------------------------------------------------
      Total retail checking accounts                       4,561,235      4,428,225       4,079,171
====================================================================================================

RETAIL CHECKING ACCOUNT ACTIVITY (3)
 Net accounts opened during the quarter:
    WMB and WMBfsb                                            14,400         19,701          25,293
    WMB, FA                                                  118,610        113,591          53,329
----------------------------------------------------------------------------------------------------
  Net new retail checking accounts                           133,010        133,292          78,622
====================================================================================================

(3)  Retail checking accounts exclude commercial business accounts.  The information provided refers to the number of accounts, not dollar volume.

WM - 12


                                                         WASHINGTON MUTUAL, INC.
                                                     SELECTED FINANCIAL INFORMATION
                                                          (dollars in millions)
                                                                (unaudited)

                                                      Quarter Ended                        Six Months Ended
--------------------------------------------------------------------------------------------------------------
                                               June 30,      Mar. 31,     June 30,        June 30,    June 30,
                                                  2000          2000         1999            2000        1999
--------------------------------------------------------------------------------------------------------------
LOAN VOLUME
  Single-family residential ("SFR"):
      Adjustable rate ("ARMs")               $10,220.1     $ 7,970.5    $ 8,377.3       $18,190.6   $14,501.8
      Fixed rate                               1,392.6         738.9      3,774.5         2,131.5     8,270.1
  SFR - construction                             540.6         427.9        570.7           968.5       951.3
  Second mortgage and other consumer:
      Banking subsidiaries                     1,299.9         896.2        712.9         2,196.1     1,336.1
      Washington Mutual Finance                  527.1         452.0        460.3           979.1       862.8
  Specialty mortgage finance                   2,800.5       1,382.7        775.7         4,183.2     1,248.0
  Commercial business                            704.5         445.6        303.7         1,150.1       602.1
  Commercial real estate:
     Apartment buildings                         412.1         471.9        427.0           884.0       751.7
     Other commercial real estate                 50.5          83.4         63.0           133.9       122.0
--------------------------------------------------------------------------------------------------------------
     Total loan volume                       $17,947.9     $12,869.1    $15,465.1       $30,817.0   $28,645.9
==============================================================================================================
  As a percentage of total loan volume:
    SFR, excluding SFR construction                 65%           68%          79%             66%         79%
    All other                                       35            32           21              34          21


LOAN VOLUME BY CHANNEL
   Originated                                $15,855.9     $12,164.8    $13,663.5       $28,020.7   $25,543.5
   Purchased                                   1,651.6         500.9      1,801.6         2,109.1     3,102.4
   Correspondent                                 440.4         203.4            -           687.2           -
--------------------------------------------------------------------------------------------------------------
      Total loan volume by channel           $17,947.9     $12,869.1    $15,465.1       $30,817.0   $28,645.9
==============================================================================================================

SFR LOAN ORIGINATIONS (1)
 Short-term ARMs:
     Treasury indices                        $ 7,214.6      $5,326.4    $ 2,791.1       $12,541.0   $ 4,737.5
     COFI                                      1,598.6         378.6        150.5         1,977.2       276.2
     Other                                         1.3           2.3          1.4             3.6         6.9
--------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                   8,814.5       5,707.3      2,943.0        14,521.8     5,020.6
  Medium-term ARMs                             1,126.8       2,059.9      4,281.8         3,186.7     7,378.8
  Fixed-rate mortgages                         1,386.5         732.4      3,774.5         2,118.9     8,270.0
--------------------------------------------------------------------------------------------------------------
       Total SFR loan originations           $11,327.8      $8,499.6    $10,999.3       $19,827.4   $20,669.4
==============================================================================================================

(1)  Does not include purchased and correspondent SFR loans.

WM - 13

                                                         WASHINGTON MUTUAL, INC.
                                                    SELECTED FINANCIAL INFORMATION
                                                         (dollars in millions)
                                                                (unaudited)


                                                         Change from
                                                       Mar. 31, 2000       June 30,       Mar. 31,      June 30,
                                                    to June 30, 2000          2000           2000          1999

-----------------------------------------------------------------------------------------------------------------
LOANS AND MBS BY PROPERTY TYPE
  Loans held in portfolio:
     SFR (1)                                                 $(536.8)     $76,709.1      $77,245.9     $81,701.3
     SFR - construction                                         83.0        1,360.1        1,277.1       1,067.1
     Second mortgage and other consumer:
         Banking subsidiaries                                  466.8        7,001.6        6,534.8       6,036.2
         Washington Mutual Finance                             184.1        2,315.2        2,131.1       1,868.6
     Specialty mortgage finance                              1,459.8        5,232.7        3,772.9       1,641.2
     Commercial business                                       314.4        1,837.0        1,522.6       1,248.8
     Commercial real estate:
        Apartment buildings                                    127.3       15,569.9       15,442.6      14,405.8
        Other commercial real estate                           (40.2)       2,892.8        2,933.0       3,173.1
-----------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                              2,058.4      112,918.4      110,860.0     111,142.1
  Loans securitized and retained as MBS (1)                   (185.3)      33,897.5       34,082.8      24,282.1
-----------------------------------------------------------------------------------------------------------------
    Total loans held in portfolio and loans
        securitized and retained as MBS                      1,873.1      146,815.9      144,942.8     135,424.2
  Loans held for sale                                        1,384.3        1,746.5          362.2         824.5
  Less: reserve for loan losses                                 15.5       (1,009.7)      (1,025.2)     (1,053.6)
-----------------------------------------------------------------------------------------------------------------
     Total loans and loans securitized and retained as MBS   3,272.9      147,552.7      144,279.8     135,195.1
  Purchased MBS                                             (1,033.5)      24,185.0       25,218.5      29,526.9
-----------------------------------------------------------------------------------------------------------------
     Total loans and MBS                                    $2,239.4     $171,737.7     $169,498.3    $164,722.0
=================================================================================================================


(1)  During the second quarter of 2000, loan sales and securitizations totaled $8.45 billion.  Of that amount,
     $1.06 billion was securitized and retained.  During the first quarter of 2000, loan sales and securitizations totaled $10.66  billion.  Of that amount, $5.08 billion was sold on March 31, 2000 with a settlement date of April 12, 2000 and is a component of "Other assets."


                                                      June 30, 2000  Dec. 31, 1999  June 30, 1999
--------------------------------------------------------------------------------------------------
MBS BALANCES BY ORIGINATED AND PURCHASED:
   AFS MBS:
      Originated                                           $16,150.0      $14,381.5      $10,576.0
      Purchased                                             24,043.9       26,591.2       29,087.1
--------------------------------------------------------------------------------------------------
                                                           $40,193.9      $40,972.7      $39,663.1
==================================================================================================
   HTM MBS:
      Originated                                           $17,747.6      $19,123.9      $13,706.1
      Purchased                                                141.1          139.5          439.8
--------------------------------------------------------------------------------------------------
                                                           $17,888.7      $19,263.4      $14,145.9
==================================================================================================

                                     WASHINGTON MUTUAL, INC.
                                 SELECTED FINANCIAL INFORMATION
                                      (dollars in millions)
                                           (unaudited)




                                                                Mar. 31, 2000       Dec. 31, 1999
                                                             to June 30, 2000    to June 30, 2000
--------------------------------------------------------------------------------------------------
ROLLFORWARD OF LOANS (HELD FOR SALE AND HELD IN PORTFOLIO)
  Balance, beginning of period                                     $111,222.2          $114,539.2
     Loans originated and purchased                                  17,947.9            30,817.0
     Loans sold or securitized                                       (8,447.0)          (19,196.0)
     Loan payments and other                                         (6,058.2)          (11,495.3)
--------------------------------------------------------------------------------------------------
  Change in loans                                                     3,442.7               125.7
--------------------------------------------------------------------------------------------------
  Balance, end of period                                           $114,664.9          $114,664.9
==================================================================================================

ROLLFORWARD OF MORTGAGE SERVICING RIGHTS ("MSR")
  Balance, beginning of period                                         $767.6              $643.2
     Additions                                                          102.4               252.8
     Amortization                                                       (29.0)              (55.0)
     Impairment adjustment                                                  -                   -
--------------------------------------------------------------------------------------------------
  Balance, end of period                                               $841.0              $841.0
==================================================================================================

ROLLFORWARD OF LOAN SERVICING PORTFOLIO WITH MSR (1)
  Balance, beginning of period                                      $64,273.0           $55,268.2
     Additions                                                        8,431.8            19,057.3
     Loan payments and other                                         (2,204.6)           (3,825.3)
--------------------------------------------------------------------------------------------------
  Balance, end of period                                            $70,500.2           $70,500.2
==================================================================================================

(1) Rollforward does not include approximately $8.26 billion of loans sold or securitized without capitalized MSR.


WM - 15

                                                       WASHINGTON MUTUAL, INC.
                                                   SELECTED FINANCIAL INFORMATION
                                                             (unaudited)




                                   Change from
                                 Mar. 31, 2000     June 30,               Mar. 31,               June 30,
                              to June 30, 2000        2000   % of total      2000   % of total      1999   % of total
----------------------------------------------------------------------------------------------------------------------
                                                               (dollars in millions)
REAL ESTATE LOANS AND MBS
  Short-term ARMs:
    COFI                             $(7,484.2)    $42,047.8        27%    $49,532.0       32%   $63,296.1        41%
    Treasury indices                   5,581.7      38,933.3        25      33,351.6       21     18,164.3         12
    Other                              1,028.8 (1)   8,771.4         5       7,742.6        5      5,277.9          3
----------------------------------------------------------------------------------------------------------------------
      Total short-term ARMs             (873.7)     89,752.5        57      90,626.2       58     86,738.3         56
  Medium-term ARMs                     1,031.7      30,552.5        20      29,520.8       19     26,389.9         17
  Fixed-rate loans                       471.1      12,393.5         8      11,922.4        7     17,650.1         11
  Fixed-rate MBS                        (830.3)     23,662.4        15      24,492.7       16     24,202.5         16
----------------------------------------------------------------------------------------------------------------------
      Total real estate loans and MBS  $(201.2)   $156,360.9       100%   $156,562.1      100%  $154,980.8       100%
======================================================================================================================

(1) Includes $1.06 billion of REMIC securities retained which bear the COFI to LIBOR basis risk on $3.25 billion of loans contributed to REMICs.

                                                        Quarter Ended                          Six Months Ended
-------------------------------------------------------------------------------------------------------------------
                                                  June 30,   Mar. 31,     June 30,           June 30,    June 30,
                                                     2000       2000         1999              2000        1999
-------------------------------------------------------------------------------------------------------------------
                                                                     (dollars in thousands)
INCOME RELATED TO MORTGAGE LOANS
  Loan related income                             $ 29,044   $ 24,021      $26,859            $ 53,065    $ 53,406
  Loan servicing income                             39,134     33,269       23,881              72,403      49,912
  Gain on sale of loans                             80,671     61,228       28,021             141,899      66,383
-------------------------------------------------------------------------------------------------------------------
     Total income related to mortgage loans       $148,849   $118,518      $78,761            $267,367    $169,701
===================================================================================================================

                                         WASHINGTON MUTUAL, INC.
                                     SELECTED FINANCIAL INFORMATION
                                         (dollars in millions)
                                              (unaudited)





                                                                    June 30, 2000           Mar. 31, 2000
-----------------------------------------------------------------------------------------------------------------
                                                                 Balance     Term (1)   Balance        Term (1)
-----------------------------------------------------------------------------------------------------------------
                                                                            (in months)               (in months)
DEPOSITS, BORROWINGS AND DERIVATIVES OUTSTANDING
Deposits:
  Noninterest-bearing checking accounts                           $ 8,952.7       NA    $ 9,136.5          NA
  Interest-bearing checking accounts, savings accounts and MMDAs   35,427.0       NA     36,119.8          NA
  Time deposit accounts                                            36,216.6        8     37,256.7           8
-------------------------------------------------------------------------------------------------------------------
   Total deposits                                                  80,596.3              82,513.0
Borrowings:
  Adjustable                                                       53,247.5        1     57,401.1           1
  Short-term fixed                                                 26,221.7        2     22,531.7           2
  Long-term fixed                                                  14,873.5       47     15,630.6          45
-------------------------------------------------------------------------------------------------------------------
     Total borrowings                                              94,342.7              95,563.4
-------------------------------------------------------------------------------------------------------------------
Total deposits and borrowings                                    $174,939.0            $178,076.4
===================================================================================================================

Notional amount of derivatives:
  WM pay rate swaps:
       Fixed rate                                                 $12,967.0       14    $13,707.0          14
       Variable rate                                                2,140.0        2      1,060.0           1
-------------------------------------------------------------------------------------------------------------------
  Total swaps                                                      15,107.0              14,767.0
  Caps\Collars\Corridors                                            9,333.8        1     10,138.8           1
-------------------------------------------------------------------------------------------------------------------
     Total derivatives                                            $24,440.8             $24,905.8
===================================================================================================================

(1)  Terms used are remaining term for deposits and term to reprice for borrowings and notional amount of derivatives.

WM - 17

                                                          WASHINGTON MUTUAL, INC.
                                                      SELECTED FINANCIAL INFORMATION
                                                           (dollars in millions)
                                                                 (unaudited)

                                                                                  Quarter Ended
----------------------------------------------------------------------------------------------------------------------------
                                                              June 30,     Mar. 31,      Dec. 31,    Sept. 30,     June 30,
                                                                 2000         2000          1999         1999         1999
----------------------------------------------------------------------------------------------------------------------------
RESERVE FOR LOAN LOSSES
  Balance, beginning of quarter                               $1,025.2     $1,041.9      $1,051.4     $1,053.6     $1,069.7
  Provision for loan losses                                       44.1         41.2          41.7         40.8         42.9
  Transfers of reserves (1)                                      (17.1)       (16.9)         (6.4)           -            -
  Loans charged off:
    SFR and SFR construction                                      (5.6)        (6.8)         (8.3)        (9.9)        (8.5)
    Second mortgage and other consumer:
        Banking subsidiaries                                      (9.9)       (10.6)         (9.9)       (12.2)       (10.4)
        Washington Mutual Finance                                (28.2)       (27.1)        (26.5)       (23.5)       (22.7)
    Specialty mortgage finance                                    (0.8)        (0.6)         (0.3)        (0.1)        (0.1)
    Commercial business                                           (3.7)        (0.8)         (1.1)        (0.7)        (1.3)
    Commercial real estate:
        Apartment buildings                                       (0.5)        (1.2)         (2.2)        (1.2)       (10.2)
        Other commercial real estate                              (0.6)        (0.4)         (4.7)        (2.2)       (12.7)
----------------------------------------------------------------------------------------------------------------------------
     Total loans charged off                                     (49.3)       (47.5)        (53.0)       (49.8)       (65.9)
  Recoveries of loans previously charged off:
    SFR and SFR construction                                       0.8          0.1           1.4          0.5          0.2
    Second mortgage and other consumer:
        Banking subsidiaries                                       1.0          0.8           0.8          1.0          0.7
        Washington Mutual Finance                                  4.3          4.4           4.0          3.8          4.1
    Specialty mortgage finance                                       -          0.5           0.3            -            -
    Commercial business                                            0.4          0.2           0.2          0.1          0.2
    Commercial real estate:
        Apartment buildings                                          -          0.5           1.4          0.7            -
        Other commercial real estate                               0.3            -           0.1          0.7          1.7
----------------------------------------------------------------------------------------------------------------------------
      Total recoveries of loans previously charged off             6.8          6.5           8.2          6.8          6.9
----------------------------------------------------------------------------------------------------------------------------
         Net charge offs                                         (42.5)       (41.0)        (44.8)       (43.0)       (59.0)
----------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                     $1,009.7     $1,025.2      $1,041.9     $1,051.4     $1,053.6
============================================================================================================================
  Net charge offs (annualized) as a percentage of average loans   0.15%        0.14%         0.15%        0.15%        0.22%


(1)  Transfers are due to loan sales and securitizations during the applicable quarters.


WM - 18


                                                WASHINGTON MUTUAL, INC.
                                            SELECTED FINANCIAL INFORMATION
                                                 (dollars in millions)
                                                      (unaudited)



                                                                  June 30,       Mar. 31,      June 30,
                                                                     2000           2000          1999
--------------------------------------------------------------------------------------------------------
RESERVE FOR LOAN LOSSES AS A PERCENTAGE OF:
      Nonaccrual loans                                                 126%           128%          128%
      Nonperforming assets                                             104            104            99

Changes in the liability for losses on loans securitized with recourse and retained or sold, included in "Other liabilities," were as follows:

RECOURSE LIABILITY
  Balance, beginning of quarter                                     $109.5         $113.1        $128.0
  Charge offs, net of provision for recourse losses                   (3.2)          (3.6)         (6.0)
--------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                           $106.3         $109.5        $122.0
========================================================================================================

The total loss coverage represents the reserve for loan losses and recourse liability as a percentage of nonaccrual loans:

  Total loss coverage percentage                                       139%           142%          143%


WM - 19



                                                   WASHINGTON MUTUAL, INC.
                                               SELECTED FINANCIAL INFORMATION
                                                   (dollars in millions)
                                                          (unaudited)


                                                        June 30, 2000   Mar. 31, 2000   June 30, 1999
------------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS ("NPAS")
  Nonaccrual loans:
    SFR and SFR construction                                   $545.6          $584.7         $ 661.5
    Second mortgage and other consumer:
        Banking subsidiaries                                     38.1            37.6            46.7
        Washington Mutual Finance                                61.2            53.9            48.8
    Specialty mortgage finance                                  104.2            75.5             5.0
    Commercial business                                          15.7            15.6             7.0
    Commercial real estate:
        Apartment buildings                                      14.5            16.5            37.2
        Other commercial real estate                             22.2            15.1            14.2
------------------------------------------------------------------------------------------------------
       Total nonaccrual loans                                   801.5           798.9           820.4
  Foreclosed assets:
    SFR and SFR construction                                    119.5           137.2           181.3
    Second mortgage and other consumer:
        Banking subsidiaries                                     16.4            16.7            14.2
        Washington Mutual Finance                                 6.3             4.0             1.9
    Specialty mortgage finance                                    8.5             3.1               -
    Commercial real estate:
       Apartment buildings                                        2.4             3.7            19.9
       Other commercial real estate                              19.0            25.3            26.9
------------------------------------------------------------------------------------------------------
       Net foreclosed assets                                    172.1           190.0           244.2
------------------------------------------------------------------------------------------------------
       Total NPAs                                              $973.6          $988.9        $1,064.6
======================================================================================================

NPAs by property type:
    SFR and SFR construction                                   $665.1          $721.9         $ 842.8
    Second mortgage and other consumer:
        Banking subsidiaries                                     54.5            54.3            60.9
        Washington Mutual Finance                                67.5            57.9            50.7
    Specialty mortgage finance                                  112.7            78.6             5.0
    Commercial business                                          15.7            15.6             7.0
    Commercial real estate:
       Apartment buildings                                       16.9            20.2            57.1
       Other commercial real estate                              41.2            40.4            41.1
------------------------------------------------------------------------------------------------------
       Total NPAs                                              $973.6          $988.9        $1,064.6
======================================================================================================

  NPAs as a percentage of:
    Total loans                                                  0.85%           0.89%           0.95%
    Total loans and recourse loans and recourse MBS              0.72            0.74            0.77
    Total assets                                                 0.52            0.52            0.61

